Exhibit No. 99.1

   KEYSTONE CONSOLIDATED INDUSTRIES, INC.                      [LOGO OMITTED]
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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE                                  CONTACT:

Keystone Consolidated Industries, Inc.                 Bert E. Downing, Jr.
5430 LBJ Freeway, Suite 1740                           Vice President - Chief
Dallas, Texas 75240-2697                               Financial Officer
(972) 458-0028                                         (972) 458-0028

     KEYSTONE EMERGES FROM CHAPTER 11 BANKRUPTCY PROCEEDINGS

     DALLAS,  TEXAS  .  .  .  September  1,  2005.  .  .  Keystone  Consolidated
Industries, Inc. announced that it emerged from Chapter 11 bankruptcy proceedings on August 31, 2005. Keystone previously received confirmation of its Third Amended Joint Plan of Reorganization from the U.S. Bankruptcy Court for the Eastern District of Wisconsin in Milwaukee at a confirmation hearing held on August 10, 2005.

     Keystone believes it is one of the few steel companies that has been able to successfully reorganize and remain an independent company. David L. Cheek, President and Chief Executive Officer of Keystone said: "This restructuring has been a success by any measure thanks to the cooperation and continued commitment and support of our employees, retirees and creditors, as well as the support of our loyal customer base. The success of our restructuring has allowed Keystone to emerge with improved cost structure, liquidity, financial condition and competitive position with other steel and wire product manufacturers - both domestic and foreign. Our customers can be assured of the continued delivery of quality and service that RED BRAND has exemplified".

     Significant provisions of the Company's Plan of Reorganization include, among other things:

     o Assumption  of the  previously  negotiated  amendment  to the  collective bargaining agreement with the Independent Steel Workers Alliance (the "ISWA"), Keystone's largest labor union;
     o Assumption of the previously negotiated agreements reached with certain retiree groups that will provide relief by permanently reducing healthcare related payments to these retiree groups from pre-petition levels;
     o The Company's obligations due to pre-petition secured lenders other than its DIP lenders were reinstated in full against reorganized Keystone;
     o All shares of Keystone's common and preferred stock outstanding at the petition date (February 26, 2004) were cancelled;
     o Pre-petition unsecured creditors with allowed claims against Keystone will receive, on a pro rata basis, in the aggregate, $5.2 million in cash, a $4.8 million secured promissory note and 49% of the new common stock of reorganized Keystone;
     o Certain operating assets and existing operations of Sherman Wire Company ("Sherman Wire"), one of Keystone's pre-petition wholly-owned subsidiaries, will be sold at fair market value to Keystone, which will then be used to form and operate a newly created wholly-owned subsidiary of reorganized Keystone named Keystone Wire Products Inc.;
     o Sherman Wire was also reorganized and the proceeds of the operating asset sale to Keystone and other funds will be distributed, on a pro rata basis, to Sherman Wire's pre-petition unsecured creditors;
     o Sherman Wire's pre-petition wholly-owned non-operating subsidiaries, J.L. Prescott Company, and DeSoto Environmental Management, Inc. as well as Sherman Wire of Caldwell, Inc., a wholly-owned subsidiary of Keystone, will ultimately be liquidated and the pre-petition unsecured creditors with allowed claims against these entities will receive their pro-rata share of the respective entity's net liquidation proceeds;
     o Pre-petition unsecured creditors with allowed claims against FV Steel & Wire Company, another one of Keystone's wholly-owned subsidiaries, will receive cash in an amount equal to their allowed claims;
     o One of Keystone's Debtor-In-Possession lenders, EWP Financial, LLC (an affiliate of Contran Corporation ("Contran"), Keystone's largest pre-petition shareholder) converted $5 million of its DIP credit facility, certain of its pre-petition unsecured claims and all of its administrative claims against Keystone into 51% of the new common stock of reorganized Keystone; and
     o The Board of Directors of reorganized Keystone now consists of seven individuals, two each of which were designated by Contran and the Official Committee of Unsecured Creditors (the "OCUC"), respectively. The remaining three directors qualify as independent directors (two of the independent directors were appointed by Contran with the OCUC's consent and one was appointed by the OCUC with Contran's consent).

     In addition, Keystone has obtained an $80 million secured credit facility from Wachovia Capital Finance (Central). Proceeds from this credit facility will be used to extinguish Keystone's existing debtor-in-possession credit facilities and to provide working capital for reorganized Keystone.

     As noted before, Keystone has been providing an uninterrupted supply of quality steel and wire products to its customers for over 100 years, a commitment the Company maintained throughout the bankruptcy process. Keystone's successful restructuring and emergence from Chapter 11 means that its customers can continue to count on Keystone for their current and expanding steel and wire product needs. Keystone looks forward to serving its customers for the next 100 years and beyond.

     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Keystone cautions that statements in this press release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected," or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this press release and those described from time to time in the Keystone's other filings with the U.S. Securities and Exchange Commission including, but not limited to:

     o Future supply and demand for Keystone's products (including cyclicality thereof),
     o Customer inventory levels,
     o Changes in raw material and other operating costs (such as ferrous scrap and energy),
     o General economic conditions,
     o Competitive products and substitute products,
     o Changes in customer and competitor strategies,
     o The impact of pricing and production decisions,
     o The possibility of labor disruptions,
     o Environmental matters (such as those regulating emission and discharge standards for existing and new facilities),
     o Government regulations and possible changes therein,
     o Significant increases in the cost of providing medical coverage to employees and retirees,
     o The ultimate resolution of pending litigation,
     o International trade policies of the United States and certain foreign countries,
     o Any possible future litigation, and
     o Other risks and uncertainties as discussed in this press release.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The company is a leading manufacturer and distributor of fencing and wire products, wire rod, industrial wire, nails and construction products for the agricultural, industrial, construction, original equipment markets and the retail consumer. Up to date information concerning the bankruptcy case, copies of Bankruptcy Court filings and orders issued by the Bankruptcy Court may be found at http://www.kccllc.com .


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